UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 3, 2006

Immediatek, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-26073	86-0881193

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10488 Brockwood, Dallas, Texas	75080

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(972) 852-2876

2435 North Central Expressway, Suite 1200, Richardson, Texas 75089

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations
     Item 1.01 Entry into a Material Definitive Agreement.
First Amendment to Securities Purchase Agreement
          On March 3, 2006, Immediatek, Inc., or the Company, Radical Holdings LP, Zach Bair and Paul Marin entered into the First Amendment to Securities Purchase Agreement, or the First Amendment. The First Amendment amends the Securities Purchase Agreement, dated as of January 24, 2006, among the Company, Radical Holdings LP and Messrs. Bair and Marin, or the Securities Purchase Agreement, as follows:
•	Increases the reverse stock split of Company common stock required to be effected prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock under the Securities Purchase Agreement, as amended, from ten (10) to one (1) to one hundred (100) to one (1);

•	Eliminates the deposit in escrow of any portion of the purchase price for the Series A Convertible Preferred Stock;

•	Provides that Radical Holdings may, from time to time and its sole discretion, prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock, loan funds to the Company and its subsidiaries. Any funds loaned to the Company or its subsidiaries are required:
     (i) to be applied in strict accordance with the uses approved by Radical Holdings LP;
     (ii) if the closing of the purchase and sale of the Series A Convertible Preferred Stock pursuant to the Securities Purchase Agreement, as amended, occurs, to be fully credited towards the aggregate purchase price of the Series A Convertible Preferred Stock; and
     (iii) if the Securities Purchase Agreement, as amended, is terminated for any reason whatsoever, to be repaid in full to Radical Holdings LP, without interest or deduction, within thirty (30) calendar days following the date of the termination.
     In the event that any funds loaned to the Company or its subsidiaries are not repaid in accordance with item (iii) immediately above, the Company is required to, and is required to cause its subsidiaries to, make in favor of Radical Holdings LP a non-interest bearing note in the aggregate amount loaned by Radical Holdings LP to the Company and its subsidiaries and grant Radical Holdings LP a security interest in all of the assets of the Company and its subsidiaries to secure the repayment of all amounts due and payable under that note or those notes. The note or notes will have a term of 90 days, and the notes or notes and security agreement are required to be in a form reasonably satisfactory to Radical Holdings LP. As of March 7, 2006, Radical Holdings LP has loaned the Company and its subsidiaries an aggregate of $287,000.
•	Requires that all items previously required to be completed by the Company within 45 days after closing of the purchase and sale of the Series A Convertible Preferred Stock be completed on or prior to the purchase of the Series A Convertible Preferred Stock by Radical Holdings LP.
          By eliminating the deposit in escrow of the purchase price for the Series A Convertible Preferred Stock, the special cash dividend previously contemplated to be made to the holders of Company common stock has now been eliminated. Accordingly, the First Amendment deletes the form of Escrow Agreement previously attached as Exhibit E to the Securities Purchase Agreement. The proceeds to the Company from the purchase and sale of the Series A Convertible Preferred Stock will now be utilized as follows:
•	an amount necessary to satisfy all liabilities, accounts payable or other obligations of the Company and its subsidiaries arising prior to the closing of the purchase and sale of the Series A Convertible Preferred Stock; and

•	any amounts remaining after the foregoing bullet point will be used for working capital and other obligations.
          As a result of the amendments to the Securities Purchase Agreement and the elimination of the special dividend described above, corresponding changes were made to the form of Certificate of Designation and form of Amended and Restated Articles of Incorporation, which were previously attached as Exhibits A and B, respectively, to the Securities Purchase Agreement. The form of Certificate of Designation was revised as follows:
•	to remove the proviso that prohibited the holders of the Series A Convertible Preferred Stock from participating in any dividends declared from the proceeds to the Company from the purchase of the Series A Convertible Preferred Stock, since no special dividend will be declared from those proceeds;

•	to remove the right of the holders of the Series A Convertible Preferred Stock to cause a redemption of the Series A Convertible Preferred Stock upon an event of default; and

•	to delete the event of default provisions to be consistent with the removal of the optional redemption provisions described immediately above.
          The form of Amended and Restated Articles of Incorporation was revised to reflect the increase in the reverse stock split from ten (10) to one (1) to one hundred (100) to one (1).
          The foregoing is only a summary of the material terms of the amendments to the Securities Purchase Agreement and the revisions to the exhibits attached to that agreement. A copy of the First Amendment is included as Exhibit 10.2 to this Current Report on Form 8-K. The revised form of Certificate of Designation and form of Amended and Restated Articles of Incorporation are attached as Exhibits A and B, respectively, to the First Amendment.
Employment Agreements
          On March 7, 2006, DiscLive, Inc., a wholly-owned subsidiary of the Company, entered in employment agreements with Messrs. Bair and Marin that are effective as of March 1, 2006. These employment agreements are a condition to the closing of the purchase and sale of the Series A Convertible Preferred Stock under the Securities Purchase Agreement, as amended.

          In accordance with these employment agreements, Messrs. Bair and Marin will continue to be employed as Chief Executive Officer and Chief Operating Officer, respectively, of DiscLive, Inc. for a term of three years. Pursuant to these employment agreements, the annual salaries for Messrs. Bair and Marin for the first year are $102,000 and $94,800, respectively, and increase at a rate of five percent each year. These employment agreements also provide that Messrs. Bair and Marin are eligible to participate in benefit plans made available by the Company. The Employment Agreements for Messrs. Bair and Marin are attached as Exhibits 10.3 and 10.4 to this Current Report on Form 8-K.
Section 2 — Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          See the disclosure contained in Item 1.01 under the title “First Amendment to Securities Purchase Agreement” relating to that may be made, and that have been made, to the Company or its subsidiaries.
Section 4 — Matters Related to Accountants and Financial Statements

Item 4.02	Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.
          On March 3, 2006, the Board of Directors of Immediatek, Inc., or the Company, concluded that the Company will be required to restate its previously issued financial statements for the years ended December 31, 2003 and 2004 appearing in the Company’s Forms 10-KSB for the years ended December 31, 2003 and 2004, and the interim financial statements contained in Forms 10-QSB for the quarters ending in those years. In addition, the Board of Directors of the Company concluded that the Company will be required to restate is previously issued interim financial statements for the quarters ended March 31, June 30 and September 30 for the year ended December 31, 2005 appearing the Forms 10-QSB for those periods.
          The conclusions of the Board of Directors of the Company were based upon the following:
     Year Ending December 31, 2003:
•	Upon an analysis of the value of services and the current market value of Company common stock at the time of issue, the Company determined, pursuant to FAS 123, the greater of the two to be the fair market value to be the fair market value of the underlying shares and, therefore, expensed all compensatory issuances during the quarter ended March 31, 2003, at the fair market value of the underlying shares. Subsequent to this determination, additional consideration was given to a revaluation based upon an appraisal prepared by an independent third-party. As a result, there is a material adjustment to the original expense reported on the Company Form 10-QSB for the period ended March 31, 2003. This restatement is estimated to reduce the overall net loss for the year ended December 31, 2003, by approximately $2.1 million, and the impact on the loss per share is estimated to a decrease of $0.12 per share, or $(0.05) per share restated compared to $(0.17) per share originally reported.

     Years Ending December 31, 2004 and 2005:
•	It has come to the attention of the Company through an independent due diligence process that previous grants of options and warrants by the Company has not been properly disclosed during the year ended December 31, 2004 and the quarter ended June 30, 2005. This restatement is estimated to increase the overall net loss for the year ended December 31, 2004, by approximately $1.3 million, and the impact on the loss per share is estimated to increase from $0.0032 per share to $0.0035 per share.

•	Through an internal review of policies and procedures, the Company has identified previously unrecorded liabilities. The Company is currently evaluating the overall financial statement impact and will disclose those upon completion of this evaluation.
          In light of these restatements, the Company’s prior financial statements for the periods described above should no longer be relied upon. The Board of Directors has discussed the matters disclosed in this Current Report on Form 8-K with its independent registered accountant, Beckstead & Watts LLP.
Section 9 — Financial Statements and Exhibits
     Item 9.01 Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.
(b)	Pro forma financial information.

Not applicable.
(c)	Shell company transactions.

Not applicable.
(d)	Exhibits.
          The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-B and Instruction B.2 to this form.

Exhibit
Number	Description of Exhibit

10.2	First Amendment to Securities Purchase Agreement, dated March 3, 2006, by and among Immediatek, Inc., Zach Bair, Paul Marin and Radical Holdings LP.

10.3	Employment Agreement, executed as of March 7, 2006, but effective as of March 1, 2006, by and between DiscLive, Inc., a wholly-owned subsidiary of Immediatek, Inc., and Zach Bair.

10.4	Employment Agreement, executed as of March 7, 2006, but effective as of March 1, 2006, by and between DiscLive, Inc., a wholly-owned subsidiary of Immediatek, Inc., and Paul Marin.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immediatek, Inc.
Date: March 8, 2006	By:	/s/ Zach Bair
		Name:	Zach Bair
		Title:	President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

10.2	First Amendment to Securities Purchase Agreement, dated March 3, 2006, by and among Immediatek, Inc., Zach Bair, Paul Marin and Radical Holdings LP.

10.3	Employment Agreement, executed as of March 7, 2006, but effective as of March 1, 2006, by and between DiscLive, Inc., a wholly-owned subsidiary of Immediatek, Inc., and Zach Bair.

10.4	Employment Agreement, executed as of March 7, 2006, but effective as of March 1, 2006, by and between DiscLive, Inc., a wholly-owned subsidiary of Immediatek, Inc., and Paul Marin.